EXHIBIT 24

SPECIAL POWER OF ATTORNEY

THE STATE OF TEXAS	§
		§	KNOW ALL MEN BY THESE PRESENTS
COUNTY OF TARRANT	§

THAT WE, the undersigned, of Tarrant County, Texas, have made, constituted, and appointed, and by these presents do make, constitute, and appoint DAVID H. DINGUS and DANA L. PERRY, each of them severally, our true and lawful attorneys and agents to execute in our name, place and stead (in such capacity) the Annual Report on Form 10-K of AZZ incorporated (“Form 10-K”) for the fiscal year ended February 28, 2005, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name of and on behalf of each of the undersigned, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, such power to extend to the execution of any amendment to the Form 10-K.

WITNESS OUR HANDS this 7th day of April, 2005.

/s/ DAVID H. DINGUS
DAVID H. DINGUS

/s/ DANIEL BERCE
DANIEL BERCE

/s/ MARTIN C. BOWEN
MARTIN C. BOWEN

/s/ DR. H. KIRK DOWNEY
DR. H. KIRK DOWNEY

/s/ SAM ROSEN
SAM ROSEN

/s/ KEVERN JOYCE
KEVERN R. JOYCE

/s/ DANA L. PERRY
DANA L. PERRY

/s/ R. J. SCHUMACHER
R. J. SCHUMACHER

/s/ DANIEL R. FEEHAN
DANIEL R. FEEHAN

/s/ ROBERT H. JOHNSON
ROBERT H. JOHNSON